Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147729) of CMS Bancorp, Inc. (the “Company”) of our report dated December 28, 2012, relating to the Company’s consolidated financial statements as of and for the year ended September 30, 2012, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ ParenteBeard LLC

Clark, New Jersey

December 23, 2013